UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 15, 2004

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 7.01.  Regulation FD Disclosure

LabOne Announces the Hiring of Chief Information Officer

LabOne, Inc. (Nasdaq: LABS), announced today that the company has hired Kent McAllister as Senior Vice President for Information Services and Chief Information Officer, effective November 8, 2004.

"We are delighted to have Kent McAllister guiding our information technology teams in developing and supporting the future growth of the company," said W. Thomas Grant II, Chairman, President and CEO of LabOne. "He brings a wealth of knowledge across information systems and technology, and is especially suited for our organization due to his experience with customer applications within the healthcare industry."

McAllister joins LabOne having previously served as CIO for Health Midwest and most recently directed the Client Experience Group at Cerner Corporation. He has his bachelor's degree in economics/business administration from the Oklahoma Christian College.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: November 16, 2004	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer